UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 29, 2007

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)	The employment of Timothy E. Hawkins with Nautilus, Inc. (the “Company”) terminated effective June 29, 2007. Mr. Hawkins had been President of the Company’s Fitness Equipment Business.

Item 8.01	Other Events

On June 29, 2007 the Company announced the exercise of an option to purchase substantially all the assets of its largest contract manufacturer, Land America Health and Fitness Co., Ltd., an entity organized under the laws of the Peoples Republic of China, and a related trading company, Treuriver Investments Limited, an entity organized under the laws of the British Virgin Islands. In connection with the exercise of the purchase option the Company has deposited $30 million into an escrow account. Upon the closing, such amount will be applied to the total purchase price for the assets, which is approximately $72 million in cash and stock, adjusted for the amounts of fixed assets and inventory held on the closing date. The Company anticipates that the transaction will close on or about January 2, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

July 5, 2007	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer